Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN
President & CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX: 217.351.6651

Main Street Trust Announces 27% Increase

in Second Quarter 2005 Net Income

CHAMPAIGN, III., July 22, 2005/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) reported consolidated net income for the quarter of $4.727 million compared to $3.718 million for the same period in 2004, an increase of 27.1%.  For the quarter ending June 30, 2005, earnings per share on a fully-diluted basis were $0.45 compared to $0.39 per diluted share for the same period in 2004, an increase of 15.4%.  Year-to-date net income was $8.660 million compared to $7.661 million in 2004, an increase of 13.0%.  Year-to-date earnings per share on a fully-diluted basis were $0.87, an increase of 8.8% from $0.80 for the comparable period in 2004.

Van A. Dukeman, President and CEO stated that, “The Company’s acquisition of Citizens First Financial Corp. (approximately $329 million in total assets) headquartered in Bloomington, Illinois highlighted the second quarter.  Total banking assets for MSTI have now grown to more than $1.5 billion as a result of this purchase.”

Dukeman further stated that, “Conversion plans are set to integrate our Bloomington customer base into the Main Street Bank & Trust organization in the fourth quarter of this year.  That process has already begun with alignment of the Citizens and Main Street banking products.

Main Street’s 10-year strategic growth plan calls for expansion into additional Downstate markets.  The Citizens transaction has contributed to the expansion of our footprint.  Main Street has economic centers in Champaign-Urbana, Bloomington-Normal, Peoria and Decatur.  Our customers now have 23 banking facilities in Downstate Illinois to conduct their financial business.  We will continue to enhance current and build new multi-faceted customer relationships in these economic centers through trust, knowledge, and service.”

Cash Dividend Paid

The Company distributed a $0.22 per share cash dividend on July 22, 2005, payable to shareholders of record on July 8, 2005.  This is the third quarterly cash dividend paid in 2005; making total dividends paid to-date $0.66 per share for 2005, compared to $0.63 per share for the same period in 2004.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.52 billion in assets as of June 30, 2005, providing financial services at 23 locations in Downstate Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois.  In addition, Main Street Wealth Management has $1.8 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes nearly 30 million items per year.

Special Note Concerning Forward-Looking Statements This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Main Street’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Main Street does not undertake any obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond the ability of Main Street to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning its general business; (iv) changes in interest rates and prepayment rates of its assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix)

unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Main Street; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Main Street, its businesses and factors that could materially affect its financial results, is included in its filings with the Securities and Exchange Commission.

2

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004
ASSETS
Cash and cash equivalents	$55,873	$94,265	$64,928	$57,847
Investments in debt and equity securities	364,246	322,362	358,726	385,373
Mortgage loans held for sale	2,768	577	1,005	890
Loans, net of allowance for loan losses	1,010,195	764,070	761,227	706,617
Premises and equipment	22,579	16,909	17,087	16,966
Goodwill	20,819	—	—	—
Core deposit intangibles	5,004	—	—	—
Accrued interest receivable	8,770	6,853	6,570	6,615
Other assets	25,548	19,602	18,575	20,369

Total assets	$1,515,802	$1,224,638	$1,228,118	$1,194,677

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,144,164	$958,451	$974,577	$959,424
Federal funds purchased, repurchase agreements and notes payable	121,854	108,818	96,900	82,144
Federal Home Loan Bank advances and other borrowings	89,077	27,571	29,882	29,920
Accrued interest payable	3,471	2,889	2,601	1,987
Other liabilities	14,073	12,402	10,183	9,509

Total liabilities	$1,372,639	$1,110,131	$1,114,143	$1,082,984

Total shareholders’ equity	143,163	114,507	113,975	111,693

Total liabilities and shareholders’ equity	$1,515,802	$1,224,638	$1,228,118	$1,194,677

Consolidated Statements of Income

(Unaudited, in thousands)

	Quarter Ended:		Six Months Ended:
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Interest Income:
Loans and fees on loans	$15,913	$10,013	$27,318	$20,064
Investments in debt and equity securities
Taxable	3,241	2,699	5,605	5,413
Tax-exempt	385	476	786	979
Federal funds sold and interest bearing deposits	592	75	813	188
Total interest income	20,131	13,263	34,522	26,644

Interest expense:
Deposits	5,403	3,344	9,003	6,546
Federal funds purchased, repurchase agreements and notes payable	751	276	1,258	557
Federal Home Loan Bank advances and other borrowings	787	398	1,173	797
Total interest expense	6,941	4,018	11,434	7,900

Net interest income	13,190	9,245	23,088	18,744

Provision for loan losses	300	330	630	660

Net interest income after provision for loan losses	12,890	8,915	22,458	18,084

Non-interest income:
Remittance processing	1,696	1,923	3,403	3,815
Trust and brokerage fees	1,810	1,625	3,652	3,287
Service charges on deposit accounts	783	622	1,309	1,201
Securities transactions, net	(155)	(2)	35	6
Gain on sales of mortgage loans, net	260	345	397	548
Other	664	659	1,277	1,462
Total non-interest income	5,058	5,172	10,073	10,319

Non-interest expense:
Salaries and employee benefits	6,281	4,543	11,228	9,251
Occupancy	807	638	1,469	1,283
Equipment	675	647	1,281	1,280
Data processing	552	555	1,103	1,087
Office supplies	289	312	587	617
Amortization expense- core deposit intangibles	218	—	218	—
Service charges from correspondent banks	145	233	255	458
Other	1,587	1,390	2,862	2,539
Total non-interest expense	10,554	8,318	19,003	16,515

Income before income taxes	7,394	5,769	13,528	11,888

Income taxes	2,667	2,051	4,868	4,227
Net income	$4,727	$3,718	$8,660	$7,661

Special Note Concerning Goodwill and Core Deposit Intangibles

The Citizens excess purchase price has been allocated to goodwill and identifiable intangible assets in accordance with current accounting literature, to the extent that supportable documentation was available at June 30, 2005.  Such amounts are subject to minor adjustments in the near term as additional analysis is performed or obtained from third party sources.

SELECTED FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	Mar. 31,	June 30,	June 30,
	2005	2004	2005	2005	2004
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.46	$0.39	$0.42	$0.88	$0.81
Weighted average shares of common stock outstanding	10,341,054	9,505,500	9,453,196	9,897,125	9,507,493
Diluted earnings per share	$0.45	$0.39	$0.41	$0.87	$0.80
Weighted average shares of common stock and dilutive potential common shares outstanding	10,438,479	9,619,707	9,554,697	9,996,574	9,625,020
Market price per share at period end(1)	$28.75	$30.90	$29.60	$28.75	$30.90
Price to book ratio(1)	206.39%	262.09%	244.63%	206.39%	262.09%
Price to earnings ratio(1),(2)	17.53	19.07	18.85	17.53	19.07
Cash dividends paid per share	$0.22	$0.21	$0.22	$0.44	$0.42
Cash dividends declared per share	$0.22	$0.21	$0.22	$0.44	$0.42
Book value per share	$13.93	$11.79	$12.10	$13.93	$11.79
Tangible book value per share(3)	$11.42	$11.78	$12.10	$11.42	$11.78
Ending number of common shares outstanding	10,276,275	9,473,116	9,460,870	10,276,275	9,473,116

AVERAGE BALANCES
Assets	$1,549,521	$1,197,343	$1,218,171	$1,383,846	$1,184,271
Investment securities	314,511	389,655	346,215	330,363	373,558
Gross loans(4)	1,013,451	707,694	771,499	892,475	702,131
Earning assets	1,371,044	1,111,743	1,137,086	1,254,065	1,098,200
Deposits	1,200,104	948,490	958,418	1,079,261	929,500
Interest bearing liabilities	1,181,084	908,703	909,268	1,045,176	895,560
Common shareholders’ equity	143,733	112,809	114,639	129,186	112,935

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$13,400	$9,505	$10,117	$23,517	$19,277
Gross loans(4)	1,026,591	717,591	774,602	1,026,591	717,591
Allowance for loan losses	13,628	10,084	9,955	13,628	10,084
Total assets under management	1,801,705	1,614,771	1,751,352	1,801,705	1,614,771

PERFORMANCE RATIOS
Return on average assets(5)	1.22%	1.25%	1.31%	1.26%	1.30%
Return on average equity(5)	13.19%	13.26%	13.91%	13.52%	13.64%
Net yield on average earning assets(5),(6)	3.92%	3.44%	3.61%	3.78%	3.53%
Interest spread(5),(6)	3.59%	3.11%	3.21%	3.41%	3.21%
Net overhead efficiency ratio(6),(7)	56.70%	56.67%	56.55%	56.63%	55.81%
Non-interest revenues as a % of total revenues(7),(8)	28.33%	35.88%	32.77%	30.30%	35.49%
Allowance for loan losses to loans	1.33%	1.41%	1.29%	1.33%	1.41%
Allowance as a percentage of non-performing loans	360.15%	367.76%	401.90%	360.15%	367.76%
Average loan to deposit ratio	84.45%	74.61%	80.50%	82.69%	75.54%
Dividend payout ratio(2)	53.05%	51.23%	54.78%	53.05%	51.23%

ASSET QUALITY
Net charge-offs	$61	$197	$25	$86	$362
Non-performing loans	3,784	2,742	2,477	3,784	2,742
Other non-performing assets	168	126	140	168	126

(1)          Closing price at end of period

(2)          Last 12-months earnings

(3)          Net of goodwill and core-deposit intangibles

(4)          Loans include mortgage loans held for sale and non accrual loans

(5)          Annualized

(6)          On a fully tax-equivalized basis

(7)          Does not include securities gains/losses

(8)          Net of interest expense